UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

B2Digital, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-11882	84-0916299
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4522 West Village Drive, Suite 215, Tampa, FL 33624
(Address of principal executive offices, including zip code)

(813) 961-3051
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2022, the stockholders of B2Digital, Incorporated, a Delaware corporation (the “Company”), acted by way of non-unanimous majority written consent action (in lieu of a special meeting of stockholders) to approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock from 5,000,000,000 to 20,000,000,000, par value $0.00001 per share (the “Amendment”).

The number of shares giving written consent (i.e., voting) in favor of such matter was 141,045,200  shares of Common Stock, 850,000 shares of Series A Preferred Stock (representing 204,000,000 votes), and 40,000,000 shares of Series B Preferred Stock (representing 4,800,000,000 votes) or approximately 71.23% of the voting power of our stockholders as of May 10, 2022.

The Amendment will be effective with the filing of the Certificate of Amendment with the Delaware Secretary of State’s office approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B2Digital, Incorporated

Date: May 16, 2022	By:	/s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer

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